UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 16, 2005
OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Coffman Consulting Agreement

        OGE Energy Corp. (“Energy Corp.”), the parent company of Oklahoma Gas and Electric Company (the “Company”), previously reported in a Form 8-K filed on July 25, 2005, Jack Coffman, Senior Vice President of Power Supply for the Company, announced his retirement effective December 1, 2005. On November 16, 2005, the Board of Directors of Energy Corp. approved a consulting agreement with Mr. Coffman. The consulting agreement, which is incorporated as Exhibit 10.01 hereto, is effective as of December 1, 2005. The term of the agreement extends to December 1, 2006, unless earlier terminated as provided therein. Under the terms of the agreement, Mr. Coffman agreed to consult and advise Energy Corp. and the Company on specific matters designated by the chief executive officer (“CEO”) and chief operating officer (“COO”). In consideration for services provided under the agreement, Mr. Coffman will be paid $132.50 per hour, plus reasonable out-of-pocket expenses, for consulting services performed at the request of the CEO or COO. The $132.50 per hour represented Mr. Coffman’s annual salary at the time of his retirement divided by 2,000 hours.

Director Compensation

        On November 16, 2005, the Compensation Committee of the Board of Directors of Energy Corp. approved compensation levels for 2006 for non-officer directors of the Company for service on both Energy Corp.’s and the Company’s Board of Directors. For 2006, the portion of the annual retainer which is to be payable in monthly installments in cash increased from $24,000 to $30,000 (the first such increase since 1995) and the portion of the annual retainer to be deposited in the director’s account under the deferred compensation plan increased from $42,000 to $51,000. The amounts deposited in a director’s account under the deferred compensation plan will be credited to such director’s separate stock equivalent account under such plan, based on the closing price of Energy Corp.’s common stock on November 30, 2005. For 2006, the meeting fees and additional retainers for committee chairmen and lead director will remain unchanged from 2005. The chairman of the audit committee will receive an additional annual retainer of $10,000, the chairman of the compensation committee and nominating and corporate governance committees will each receive additional annual retainers of $5,000 and the lead director will receive an additional annual retainer of $10,000. All non-officer directors will receive a fee of $1,200 for each board and committee meeting attended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.01	Consulting agreement dated as of December 1, 2005, by and between Energy Corp. and Jack T. Coffman (Filed as Exhibit 10.01 to OGE Energy Corp.’s Form 8-K filed November 21, 2005 (File 1-12579) and incorporated by reference herein)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Scott Forbes
Scott Forbes Controller - Chief Accounting Officer

November 21, 2005